UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Numerex Corp.

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Numerex Corp. Announces Date of Special Meeting to Approve Merger with

Sierra Wireless and Mailing of the Definitive Proxy Statement

Atlanta, GA—October 31, 2017 – Numerex Corp. (“Numerex” or the “Company”) (NASDAQ:NMRX) has scheduled a special meeting of shareholders (the “Special Meeting”) to, among other things, consider and vote on a proposal to approve and adopt the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 2, 2017, by and among Numerex, Sierra Wireless, Inc. (“Sierra Wireless”) (NASDAQ:SWIR) (TSX:SW) and Wireless Acquisition Sub, Inc., a subsidiary of Sierra Wireless. Pursuant to the Merger Agreement, upon completion of the merger, Numerex shareholders will receive a fixed exchange ratio of 0.1800 common shares of Sierra Wireless for each share of Numerex common stock. Numerex shareholders of record at the close of business on October 19, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting, which is scheduled to be held on Wednesday, December 6, 2017, at 10:00 a.m., Eastern Time, at the Atlanta Marriott Northwest at Galleria, 200 Interstate North Parkway SE, Atlanta, Georgia. Additionally, Numerex is in the process of mailing the notice of the Special Meeting and the definitive proxy statement/prospectus, dated as of October 30, 2017 (the “Proxy Statement/Prospectus”), to Numerex shareholders as of the Record Date. Numerex shareholders who have questions regarding the proposed merger or who wish to obtain copies of the Proxy Statement/Prospectus, should contact Numerex’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at (800) 322-2885.

About Numerex Corp.

Numerex Corp. (NASDAQ:NMRX) is a leading provider of enterprise solutions enabling the Internet of Things (IoT). The Company’s solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company’s mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. For additional information, please visit www.numerex.com.

Forward-Looking Statements

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex and its future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance. Risk factors regarding Numerex are discussed in the Proxy Statement/Prospectus, Numerex’s Annual Report on Form 10-K for the year ended December 31, 2016, which may be found on EDGAR at www.sec.gov, and in the Company’s other regulatory filings with the Securities and Exchange Commission (the “SEC”).

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger, Sierra Wireless has filed with the SEC a registration statement on Form F-4 (File No. 333-220512) (the “Form F-4 ”), which includes the Proxy Statement/Prospectus. The Form F-4 was declared effective by the SEC on October 30, 2017 and the Proxy Statement/Prospectus was first mailed to Numerex shareholders as of the Record Date on October 31, 2017. Investors are urged to read the Proxy Statement/Prospectus and the Form F-4 (including all amendments and supplements thereto) filed, and other relevant documents that will be filed, with the SEC carefully and in their entirety if and when they become available because they will contain important information about the proposed Merger and related matters.

Numerex contacts:

Kenneth Gayron Interim CEO and CFO +1 (770) 615-1410 kgayron@numerex.com	Kelly Gay Chief Operating Officer +1 (678) 624-5998 kgay@numerex.com

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